Exhibit 99.4

PEPSICO STOCK OPTION RETENTION AWARD

STOCK OPTION TERMS AND CONDITIONS

These Terms and Conditions along with the PepsiCo Stock Option Retention Award Summary (the “Award Summary”) delivered herewith and signed by the individual named on the Award Summary (the “Participant”) shall constitute an Agreement made as of the Grant Date (as indicated on the Award Summary) by and between PepsiCo, Inc., a North Carolina corporation having its principal office at 700 Anderson Hill Road, Purchase, New York 10577 (“PepsiCo,” and with its divisions and direct and indirect subsidiaries, the “Company”), and the Participant.

W I T N E S S E T H:

WHEREAS, the Board of Directors and shareholders of PepsiCo have approved the 2003 Long-Term Incentive Plan (the “Plan”), for the purposes and subject to the provisions set forth in the Plan; and

WHEREAS, pursuant to the authority granted to it in said Plan, the Compensation Committee of the Board of Directors of PepsiCo (the “Committee”), by resolution duly adopted at a meeting held on or prior to the Grant Date desires to grant to the Participant the stock options set forth on the Award Summary; and

WHEREAS, awards granted under the Plan are to be evidenced by an Agreement in such form and containing such terms and conditions as the Committee shall determine.

NOW, THEREFORE, it is mutually agreed as follows:

1. Grant. In consideration of the Participant remaining in the employ of the Company, PepsiCo hereby grants to the Participant, on the terms and conditions set forth herein, the right and option to purchase the number of shares of PepsiCo Common Stock, par value $.0167 per share, indicated on the Award Summary at the Grant/Exercise Price per share indicated on the Award Summary (the “Option Exercise Price”), which was the Fair Market Value (as defined below) of PepsiCo Common Stock on the Grant Date. The right to purchase each such share is referred to herein as an “Option”.

2. Exercisability. Subject to the terms and conditions set forth herein, the number of Options specified in the Award Summary shall become vested on each vesting date set forth in the Award Summary (“Vesting Date”). The specified number of Options shall be exercisable from the applicable Vesting Date through the expiration date set forth in the Award Summary (the “Expiration Date”). Options may vest only while the Participant is actively employed by the Company. Once vested and exercisable, and until terminated, all or any portion of the Options may be exercised from time to time and at any time under procedures that the Committee or its delegate shall establish from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of Options which may be exercised at any time.

3. Exercise Procedure. Subject to terms and conditions set forth herein, Options may be exercised by giving written notice of exercise to PepsiCo in the manner specified from time to time by PepsiCo. The aggregate Option Exercise Price for the shares being purchased, together with any amount which the Company may be required to withhold upon such exercise in respect of applicable foreign, federal (including FICA), state and local taxes, must be paid in full at the time of issuance of such shares.

4. Effect of Termination of Employment, Death, Retirement and Total Disability.

(a) Termination of Employment. Options may vest only while the Participant is actively employed by the Company. Thus, vesting ceases upon the termination of the Participant’s active employment with the Company. Only vested options may be exercised. Subject to subparagraphs 4(b), 4(c) and 4(d), all Options shall automatically expire upon, and no Option may be exercised after the earlier of the Expiration Date and the date that is the last trading day on the New York Stock Exchange during the 90-calendar day period after the date the Participant’s employment with the Company terminates. It is intended that an authorized leave of absence may extend employment (and thus extend when options may be exercised). However, an authorized leave will not extend the time to exercise options if prohibited by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and it will not increase vesting.

(b) Death or Total Disability. If the Participant’s employment terminates, by reason of the Participant’s death or Total Disability (as defined below), then: (i) the portion of the Options that shall vest on the Participant’s last day of active employment with the Company will be in proportion to the Participant’s active service (measured in calendar days) during the period commencing on the Grant Date and ending on the Vesting Date for the Options (determined separately for the specified number of Options related to each Vesting Date); (ii) the Options (that are vested as provided above) shall continue to become exercisable on the applicable Vesting Date in accordance with this Agreement; and (iii) the Options (that are vested as provided above) may be exercised by the Participant’s legal representative (or any person to whom the Options may be transferred by will or the applicable laws of descent and distribution), in the event of death, or the Participant, in the event of Total Disability, in accordance with this Agreement.

(c) Retirement. In the event that, prior to the expiration of the Options, the Participant ceases to be an employee of the Company by reason of the Participant’s Retirement (as defined below), then the Participant shall continue to be vested with and have the right to exercise those Options which are vested and exercisable as of the Participant’s Retirement Date. Any Options which are not vested as of the Participant’s Retirement Date shall automatically expire and terminate on the Retirement Date.

(d) Transfers to a Related Entity. In the event the Participant transfers to a Related Entity (as defined below), as a result of actions by PepsiCo, the Options shall become fully vested and exercisable on the date of such transfer and shall otherwise remain outstanding and be exercisable in accordance with this Agreement.

5. Prohibited Conduct.

(a) The Participant agrees that, at any time prior to the exercise of the Options granted hereunder, and for a period of twenty-four months after the later of (i) completion of all such exercises or (ii) termination of the Participant’s employment with the Company for any reason whatsoever (including Retirement or Total Disability), he or she will not engage in any of the following activities anywhere in the world:

(1) Non-Competition. Participant shall not accept any employment, assignment, position or responsibility, or acquire any ownership interest, which involves the Participant’s participation in a business entity that markets, sells, distributes or produces Covered Products, unless such business entity makes retail sales or consumes Covered Products without in any way competing with the Company.

(2) Raiding Employees. Participant shall not in any way, directly or indirectly (including through someone else acting on the Participant’s recommendation, suggestion, identification or advice), solicit any Company employee to leave the Company’s employment or to accept any position with any other entity.

(3) Non-Disclosure. Participant shall not use or disclose to anyone any confidential information regarding the Company other than as necessary in his or her position with the Company. Such confidential information shall include all non-public information the Participant acquired as a result of his or her positions with the Company which might be of any value to a competitor of the Company, or which might cause any economic loss or substantial embarrassment to the Company or its customers, bottlers, distributors or suppliers if used or disclosed. Examples of such confidential information include, without limitation, non-public information about the Company’s customers, suppliers, distributors and potential acquisition targets; its business operations and structure; its product lines, formulas and pricing; its processes, machines and inventions; its research and know-how; its financial data; and its plans and strategies.

(4) Misconduct. Participant shall not engage in any acts that are considered to be contrary to the Company’s best interests, including, but not limited to, violating the Company’s Code of Conduct, engaging in unlawful trading in the securities of PepsiCo or of any other company based on information gained as a result of his or her employment with the Company, or engaging in any other activity which constitutes gross misconduct.

(b) In the event the Company determines that the Participant has breached any term of this Paragraph 5, in addition to any other remedies the Company may have available to it, the Company may in its sole discretion:

(1) Cancel any unexercised Options granted hereunder; and/or

(2) Require the Participant to pay to the Company all gains realized from the exercise of any Options granted hereunder, which have been exercised within the twelve-month period immediately preceding the date at which the Participant has breached a provision of this Paragraph 5, as determined by the Company.

6. Adjustment for Change in Common Stock. In the event of any change in the outstanding shares of PepsiCo Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, spin-off or other similar corporate change, the number and type of shares which the Participant may purchase pursuant to the Options and the Option Exercise Price at which the Participant may purchase such shares may be adjusted appropriately.

7. Effect of Change in Control. At the date of a Change in Control (as defined in the Plan), all outstanding and unvested Options granted hereunder shall immediately vest and become exercisable, and such Options shall remain outstanding in accordance with their terms. In the event that any Option granted hereunder becomes unexercisable during its term on or after a Change in Control because: (i) the Participant is involuntarily terminated (other than for cause) within two years after the Change in Control; (ii) such Option is terminated or adversely modified; or (iii) PepsiCo Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the Participant shall immediately be entitled to receive equity (e.g., common stock) of the Acquiring Entity (as defined in the Plan) with a fair market value (taking into account any marketability limitations) equal to the greater of (x) the gain on such Option or (y) the Black-Scholes value of such Option (as determined by a nationally recognized independent investment banker chosen by PepsiCo), in either case calculated on the date such Option becomes unexercisable. For purposes of the preceding sentence, the gain on an Option shall be calculated as the difference between the closing price per share of PepsiCo Common Stock as of the date such Option becomes unexercisable and the Option Exercise Price.

8. Nontransferability. Unless the Committee specifically determines otherwise: (a) the Options are personal to the Participant and, during his or her lifetime, may be exercised only by the Participant, and (b) the Options shall not be transferable or assignable, other than by will or the laws of descent and distribution, and any such purported transfer or assignment shall be null and void.

9. Buy-Out of Option Gains. At any time after any Option becomes exercisable, the Committee shall have the right, in its sole discretion and without the consent of the Participant, to cancel such Option and pay to the Participant the difference between the Option Exercise Price and the Fair Market Value of the shares covered by the Option as of the date the Committee gives written notice (the “Buy Out Notice”) of its intention to exercise such right. Payments of such buy out amounts pursuant to this provision shall be effected by PepsiCo as promptly as possible after the date of the Buy Out Notice and shall be made in shares of Common Stock. The number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice, and be rounding up any fractional share to a whole share. Payments of any such buy out amounts shall be made net of the minimum applicable foreign, federal (including FICA), state and local withholding taxes, if any.

10. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Covered Products” means any product which falls into one or more of the following categories, so long as the Company is producing, marketing, selling or licensing such product anywhere in the world: beverages, including without limitation carbonated soft drinks, tea, water, juice drinks, sports drinks, coffee drinks, and value added dairy drinks; juices and juice products; snacks, including salty snacks, sweet snacks, meat snacks, granola and cereal bars, and cookies; hot cereals; pancake mixes; value-added rice products; pancake syrup; value-added pasta products; ready-to-eat cereals; dry pasta products; or any product or service which the Participant had reason to know was under development by the Company during the Participant’s employment with the Company.

(b) “Fair Market Value” of a share of PepsiCo Common Stock on any date shall mean an amount equal to the mean of the high and low sales prices for a share of PepsiCo Common Stock as reported on the composite tape for securities listed on The New York Stock Exchange, Inc. on the date in question (or if no sales of Common Stock were made on said Exchange on such date, on the next preceding day on which sales were made on such Exchange), rounded up to the nearest one-fourth.

(c) “Participation” shall be construed broadly to include, without limitation: (i) serving as a director, officer, employee, consultant or contractor with respect to such a business entity; (ii) providing input, advice, guidance or suggestions to such a business entity; or (iii) providing a recommendation or testimonial on behalf of such a business entity or one or more products it produces.

(d) “Related Entity” shall mean any entity as to which the Company directly or indirectly owns 20% or more of the entity’s voting securities, general partnership interests, or other voting or management rights.

(e) “Retirement” shall mean (i) early, normal or late retirement under the U.S. pension plan in which the Participant participates (if any), (ii) retirement as explicitly set out in an individual agreement, (iii) termination of employment after age 55 with at least 10 years of service with the Company (or, if earlier, after attaining at least age 65 and completing at least five years of service with the Company), or (iv) retirement as otherwise determined by the Committee.

(f) “Retirement Date” shall mean the effective date of Retirement.

(g) “Total Disability” shall mean becoming totally and permanently disabled, as determined for purposes of the Company’s Long Term Disability Plan (or in the absence of such Disability Plan being applicable to the Participant, as determined by the Committee in its sole discretion).

11. Notices. Any notice to be given to PepsiCo under the terms of this Agreement shall be addressed to PepsiCo at Purchase, New York 10577, Attention: Vice President, Compensation, or such other address as PepsiCo may hereafter designate to the Participant. Any such notice shall be deemed to have been duly given when personally delivered, addressed as aforesaid, or when enclosed in a properly sealed envelope or wrapper, addressed as aforesaid, and deposited, postage prepaid, with the federal postal service.

12. Binding Effect.

(a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to PepsiCo, whether by merger, consolidation or the sale of all or substantially all of PepsiCo’s assets. PepsiCo will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PepsiCo expressly to assume and agree to perform this Agreement in the same manner and to the same extent that PepsiCo would be required to perform it if no such succession had taken place.

(b) This Agreement shall be binding upon and inure to the benefit of the Participant or his or her legal representative and any person to whom the Options may be transferred by will or the applicable laws of descent and distribution.

13. No Contract of Employment; Agreement’s Survival. This Agreement is not a contract of employment, nor does it impose on the Company any obligation to retain the Participant in its employ. This Agreement shall survive the termination of the Participant’s employment for any reason.

14. Amendment; Waiver. No provision of this Agreement may be amended or waived unless agreed to in writing and signed by the chief personnel officer or chief legal officer of PepsiCo (or either of their delegates), provided, however, that the Participant may not amend or waive any provision of this Agreement on behalf of the Company. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

15. Severability or Reform by Court. In the event that any provision of this Agreement is deemed by a court to be broader than permitted by applicable law, then such provision shall be reformed (or otherwise revised or narrowed) so that it is enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be declared by a court to be invalid or unenforceable to any extent, the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

16. Prospectus. The Participant will be provided a copy of PepsiCo’s Prospectus relating to the Plan, the Options and the shares covered thereby. By signing the Award Summary, the Participant agrees that he or she has reviewed the Prospectus, and fully understands his or her rights under the Plan.

17. Plan Controls. The Options and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan and any guidelines, policies or regulations which govern administration of the Plan, which shall be controlling. PepsiCo reserves its rights to amend or terminate the Plan at any time without the consent of the Participant; provided, however, that Options outstanding under the Plan at the time of such action shall not be adversely affected thereby. All interpretations or determinations of the Committee or its delegate shall be final, binding and conclusive upon the Participant (and his or her legal representatives and any recipient of a transfer of the Options) on any question arising hereunder or under the Plan, or other guidelines, policies or regulations which govern administration of the Plan.

18. Rights to Future Grants; Compliance with Law; Section 409A. By entering into this Agreement, the Participant acknowledges and agrees that: (a) the Option grant will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except for Options already granted under the Plan), (b) stock options are not a constituent part of the Participant’s salary and that the Participant is not entitled, under the terms and conditions of his/her employment, or by accepting or being awarded the Options pursuant to this Agreement to require options or other awards to be granted to him/her in the future under the Plan or any other plan, (c) upon exercise of the Options the Participant will arrange for payment to the Company an estimated amount to cover employee payroll taxes resulting from the exercise and/or, to the extent necessary, any balance may be withheld from the Participant’s wages, (d) benefits received under the Plan will be excluded from the calculation of termination indemnities or other severance payments, (e) the Participant will seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of stock options and stock and the exercise of stock options, including, without limitation, currency and exchange laws, rules and regulations, and (f) this Agreement will be interpreted and applied so that the Options will not be subject to Code Section 409A.

19. No Rights as Shareholder. The Participant shall have no rights as a holder of PepsiCo Common Stock unless and until certificates for shares of Common Stock are issued to the Participant.

20. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of North Carolina, without giving effect to conflict of laws principles.

21. Entire Agreement. This Agreement constitutes the entire understanding between the parties to this Agreement.

PepsiCo Stock Option Retention Award Summary

Executive Name:

Grant Date:

AWARD DETAILS

STOCK OPTIONS AWARD

Stock Options Award Face Value: $

Option Exercise (Grant) Price: $

Number of Options Granted:

Vesting Dates*: Options shall vest on

     Options shall vest on

Expiration Date:

• Vesting and exercisability is subject to the terms and conditions of the award

I accept my PepsiCo Stock Option Retention Award as described above, subject to all the terms and conditions set forth in the attached.

{Executive Name}	{Name/Title of PepsiCo Officer}
Date:

Sign and date this page. Fax entire agreement to PepsiCo Executive Compensation Dept. no later than {Date}. Fax number {x-xxx-xxx-xxxx}.